Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Amerityre Corporation

Boulder City, Nevada

We hereby consent to the incorporation by reference in this Registration Statement of Amerityre Corporation of our report, dated September 13, 2007, for the years ended June 30, 2007, 2006, and 2005, and to all other references of our firm included in the Post Effective Amendment No. 2 on Form S-3 to Form S-1 Registration Statement.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

October 2, 2007